Exhibit 10.2

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This amendment to Executive Employment Agreement is executed this date November 10, 2009 by and between Gen2Media Corporation (“Company”) and Mark Argenti (“Employee”).

1.	This agreement amends the Executive Employment Agreement between the parties dated May 1, 2008 as amended November 2, 2008 (“Agreement”).

2.
The Agreement is hereby amended to provide for a reduced base salary and the provision of restricted stock for that reduction.  This Amendment shall also settle all outstanding obligations to the Employee for shortfalls in contracted compensation during the year ended June 30, 2009.

3.	The base salary shall be $65,000 through April 30, 2010, $75,000 from May1, 2010 through April 30, 2011 and $85,000 from May 1, 2011 through April 30, 2012.

4.
The number of restricted shares awarded shall vest under the following schedule and remain restricted for a two year period following the vesting schedule as follows:  200,000 vest immediately; 64,792 per quarter over the remaining life of the contract.

5.	Other than specifically amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

Gen2Media Corporation:                                                                           Employee:

_________________________                                                   __________________________

Mary Spio, Director                                                                           Mark Argenti, Chairman and CEO

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Ian McDaniel, Director

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Micheal Morgan, Director